SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2009

Sterling Mining Company
(Exact name of registrant as specified in its charter)

Idaho
(State or Other Jurisdiction of Incorporation or Organization)

000-52669	82-0300575
(Commission File Number)	(I.R.S. Employer Identification Number)

2201 N. Government Way, Ste E
Coeur d’Alene, ID 83814
(Address of principal executive offices including zip code)

(208) 666-4070
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Effective February 26, 2009 the Sterling Mining Company Board of Directors appointed Roger A. Van Voorhees as President and Chief Executive Officer.  Mr. Van Voorhees will succeed John P. Ryan as President and Chief Executive Officer, who has resigned his position with the Company and Board of Directors but will remain as a Consultant to the Company.  The Board changed the Company’s Corporate Bylaws to allow a minimum of one Board member and Corporate Officer.  Andrew Grundman has also resigned as a member of the Board of Directors but will remain as General Manager of Sterling Mining Company.

Roger Van Voorhees has been a member of the Sterling Mining Company Board of Directors since June 9, 2006. Mr. Van Voorhees graduated with a Bachelors of Science degree from Western Michigan University, and has business and investment interests in the hospitality, real estate, oil and gas, and mining industries.

In addition to the above Officer, Director and management changes, Kenneth R Rux has resigned as Chief Financial Officer and Ronald Ho as Corporate Secretary/Treasurer. Raymond De Motte, Kevin Shiell and Carol Stephan have also resigned from the Board of Directors effective February 26, 2009, reducing the Board of Directors from seven (7) to one (1)

All new Officers and management appointments will serve on a voluntary basis and receive no cash compensation at this time.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERLING MINING COMPANY

Dated: March 2, 2009	By:	/s/ Roger A. Van Voorhees
Roger A. Van Voorhees
Chief Financial Officer